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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated May 26, 2000, on the financial statements of Kupper Parker Communications, Inc., included in Registration Statement File No. 333-44476. It should be noted that we have not audited any financial statements of the Company subsequent to October 31, 1999, or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen LLP

St. Louis, Missouri
October 10, 2000